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Exhibit 10

AGENCY AGREEMENT

        This AGENCY AGREEMENT (this "Agreement") is entered into and effective as of this 17th day of March, 2004, by and between NORTH AMERICAN SCIENTIFIC, INC., a Delaware corporation ("NASI"), and NOMOS CORPORATION, a Delaware corporation ("NOMOS").

RECITALS

        WHEREAS, NASI produces and sells the products described on Schedule A attached hereto (such seeds being referred to herein, collectively, as "NASI Products");

        WHEREAS, NOMOS produces and sells the products described on Schedule B attached hereto (collectively, the "NOMOS Products" and, together with the NASI Products, the "Products");

        WHEREAS, the NASI Products are single use, consumable products that compete most directly with, and are priced in relation to other brachytherapy seeds;

        WHEREAS, the NOMOS Products are capital equipment and related software that are intended for use over a period of years, and which are priced in relation to similar capital equipment;

        WHEREAS, the NASI Products and the NOMOS Products are complementary in nature and NOMOS AND NASI believe that the Products may be able to achieve greater customer exposure if the sales forces of each of NOMOS and NASI are able to promote both the NASI Products and the NOMOS Products;

        WHEREAS, NASI and NOMOS desire to work together to sell the NOMOS Products and the NASI Products in the United States, its territories and possessions, and in Canada and Europe (collectively, the "Territory") upon the terms and conditions set forth herein;

        WHEREAS, NASI desires that NOMOS act as its non-exclusive agent, and NOMOS desires to act as NASI's non-exclusive agent, in connection with sales of NASI Products in the Territory;

        WHEREAS, NOMOS desires that NASI act as its non-exclusive agent, and NASI desires to act as NOMOS' non-exclusive agent, in connection with sales of NOMOS Products in the Territory;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

        NOW, THEREFORE, for and in consideration of the mutual covenants and promises set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, NASI and NOMOS agree as follows:

        1.     Appointment.

          1.1   NASI hereby appoints NOMOS, and NOMOS hereby accepts such appointment, as NASI's nonexclusive sales agent to sell NASI Products to third parties at the prices and upon the terms and conditions determined by NASI from time to time. The price or prices at which such NASI Products may be purchased will be based solely upon a price list provided by NASI as the same may be updated from time to time at the sole discretion of NASI. NOMOS sales representatives shall have no authority to fix or otherwise negotiate such prices.

          1.2   NOMOS hereby appoints NASI, and NASI hereby accepts such appointment, as NOMOS' nonexclusive sales agent to sell NOMOS Products to third parties at the prices and upon the terms and conditions determined by NOMOS from time to time. The price or prices at which such NOMOS Products may be purchased will be based solely upon a price list provided by NOMOS as the same may be updated from time to time at the sole discretion of NOMOS. NASI sales representatives shall have no authority to fix or otherwise negotiate such prices.

          1.3   Each party shall use its commercially reasonable best efforts to sell and promote the other party's Products to customers in the Territory.

          1.4   In performing its duties hereunder, each party shall, and shall cause its employees and the employees of its relevant affiliates to, comply with all regulatory, professional and legal requirements. No employee of either party or of any of its relevant affiliates shall make any representation, statement, warranty or guaranty with respect to the Products that is not consistent with current labeling of the Products, that is deceptive or misleading, that disparages the Products or the good name, good will and reputation of the other party or that diminishes in any material respect any Trademark.

          1.5   Each party shall have the sole responsibility for the manufacture, shipment, distribution, warehousing, billing and order confirmation of its Products and for the collection of receivables resulting from sales of its Products in the Territory. Each party shall have the sole authority to determine the price of its Products in the Territory during the Term, including price increases and decreases and the timing thereof. Each party shall manufacture or cause to be manufactured its Products in accordance with all applicable laws.

        2.     Commissions.

          2.1   Entitlement.    Each party shall earn a commission upon the acceptance by the other party of an order from or on behalf of a customer to purchase one or more Products.

          2.2   Calculation of Commission.    Each party's commission shall be ten percent (10%) of the net sales price of each sale to the customer of the Products. The "net sales price" shall mean the gross sales price less all deductions and adjustments thereto including, but not limited to, any and all trade discounts and allowances, sales, use and similar taxes, freight and delivery charges, and credits for returns. Each party shall provide the other party with tracking reports within 30 calendar days after the end of each calendar month setting forth all sales performed during such month. Commissions, for purposes of this Agreement, shall be deemed earned and payable upon invoice.

          2.3   Payment.    Each party will mail commission checks to the other party once each month, which checks will include payment for all commissions earned by such party through and including the last day of the preceding month. Each commission check will be accompanied by a statement indicating which commissions were computed.

        3.     Trademarks.

          3.1   Required Use and Compliance.    Each party shall promote each other's Products only under their respective Trademarks and shall not use any trademark or service mark in promoting the Products. For purposes of this Agreement:

            (i)    "NASI Trademark" shall mean the federally registered trademark Prospera®, and any other related trademark or service mark containing the word "Prospera", and any other trademark or service mark (whether registered or unregistered) that NASI uses on or with any of the NASI Products or in any promotional material related to any of the NASI Products; and

            (ii)   "NOMOS Trademark" shall mean the federally registered trademarks for BAT®, CORVUS®, PEACOCK®, MIMiC®, and any other trademark or service mark (whether registered or unregistered) that NOMOS decides to use on or with the NOMOS Products or in any promotional material related to any of the NOMOS Products.

          3.2   Validity of Trademarks.    Each party acknowledges the validity of each other's right, title and interest in and to their Trademarks and shall not have, assert or acquire any right, title or interest in or to any of the other party's Trademarks, except as otherwise explicitly provided in this Agreement.

          3.3   Use of Trademarks.

            (i)    In connection with the subject matter hereof, each party shall use the other party's trademarks (the NASI Trademarks and NOMOS Trademarks, defined below, and, collectively, the "Trademarks") only in a manner consistent with trademark usage guidelines established by each party and shall use the other party's Trademarks only to the extent authorized herein.

            (ii)   Notice of Infringement.    Each party shall give the other party notice of any infringement or threatened infringement of any of such other party's Trademarks used in connection with this Agreement. In the event that one party chooses to take enforcement action in response to the infringement or threatened infringement of its Trademark, the other party shall reasonably cooperate in such enforcement; provided, however, that the enforcing party shall reimburse the other party for reasonable expenses incurred by the other party that are related to such enforcement.

        4.     Term and Termination.

          4.1   Term of Agreement.    The initial term of this Agreement (the "Initial Term") shall be 90 days commencing as of the date hereof. This Agreement shall automatically renew for additional 90 day periods unless either party notifies the other in writing no less than fifteen (15) days prior to the end of the then current term. The Initial Term, as extended or sooner terminated in accordance herewith is referred to herein as the "Term".

          4.2   Effects of Termination.

            (a)   Neither the termination nor expiration of this Agreement shall release or operate to discharge either party from any liability or obligation that may have accrued prior to such termination or expiration. Any termination of this Agreement as provided herein shall not be an exclusive remedy but shall be in addition to any remedies whatsoever that may be available to the terminating party.

            (b)   Notwithstanding the giving of any notice of termination pursuant to this Section 9, each party shall continue to fulfill its obligations under this Agreement at all times until the effective date of any such termination.

          4.3   Actions Upon Termination.

            (a)   NOMOS Products.    Upon the termination or expiration of this Agreement for any reason with respect to the NOMOS Products, NASI shall immediately cease all of its activities for the terminated NOMOS Products, discontinue any use of the NOMOS Trademarks related to the terminated NOMOS Products, and return to NOMOS any material containing NOMOS Trademarks.

            (b)   NASI Products.    Upon the termination or expiration of this Agreement for any reason with respect to the NASI Products, NOMOS shall immediately cease all of its activities for the terminated NASI Products, discontinue any use of the NASI Trademarks related to the terminated NASI Products, and return to NASI or destroy all materials containing NASI Trademarks.

        5.     Confidentiality.

          5.1   Each party acknowledges that it may receive confidential or proprietary information of the other party in the performance of this Agreement. Each party shall hold confidential and shall not, directly or indirectly, disclose, publish or use for the benefit of any third party or itself, except in carrying out its duties hereunder, any confidential or proprietary information of the other party or confidential or proprietary information jointly developed by the parties, without first having obtained the furnishing party's written consent to such disclosure or use. "Confidential or Proprietary Information" shall include (without limitation) know-how, scientific information, clinical data, efficacy and safety data, adverse event information, formulas, methods and processes, specifications, customer information, business plans, and all other intellectual property. "Confidential or Proprietary Information" shall also include pricing information (including discounts, rebates and other price adjustments) and other terms and conditions of sales. This restriction shall not apply to any information within the following categories:

            (i)    is or becomes part of the public domain other than by unauthorized acts of the party obligated not to disclose such information or its affiliates, sublicensees, consultants and contractors, as applicable;

            (ii)   can be shown by written documentation to have been disclosed to or already in the possession of the receiving party or its affiliates or sublicensees by a third party, provided such information was not obtained by such third party directly or indirectly from the other party under this Agreement pursuant to a confidentiality agreement;

            (iii)  can be shown by written documentation to have been independently developed by the receiving party or its affiliates without breach of any of the provisions of this Agreement by personnel without access to the confidential information;

            (iv)  is disclosed by the receiving party pursuant to interrogatories, formal requests for information or documents, subpoena, or a civil investigative demand of a court or governmental agency; provided, however, that, to the extent practicable, the receiving party notifies the other party promptly following receipt thereof so that the other may seek a protective order or other appropriate remedy to prevent or limit such disclosure, and provided further that the disclosing party furnishes only that portion of the information which it is advised by counsel is legally required and imposes such obligations of secrecy as are possible in that regard;

            (v)   is required to be disclosed by a party under any statutory, regulatory or similar legislative requirement or any rule of any stock exchange to which it or any affiliate is subject; provided, however, that the non-disclosing party shall be allowed to review the proposed disclosure and the disclosing party agrees to consider in good faith any proposed revisions thereof provided to the disclosing party within two (2) business days of the non-disclosing party's receipt of the proposed disclosure and the parties shall seek confidential treatment for such disclosure as permitted by applicable law; or

            (vi)  is required by authorities to obtain regulatory approval.

          5.2   The obligations set forth in this Section 5 shall survive the termination or expiration of this Agreement for a period of five (5) years.

        6.     Indemnification and Insurance.

          6.1   Indemnification by NASI.    NASI shall defend, indemnify and hold NOMOS and its affiliates, and their respective officers, directors, employees, successors and assigns, harmless from and against any and all claims, liabilities, losses, costs, actions, suits, damages and expenses (other than special, incidental, consequential or punitive damages, but including reasonable attorneys' fees and costs) arising out of: (a) any breach by NASI of any representation, warranty or covenant contained in this Agreement; (b) the infringement or alleged infringement of any patent, trademark or other intellectual property rights of a third party by its activities with respect to the NASI Products or NASI Trademarks; (c) any personal injury (including death) and/or property damage resulting from the handling, possession or use of the NASI Products; (d) any claims by third parties relating to the performance or nonperformance of NASI's obligations under this Agreement; and (e) any other liability arising out of the manufacture, marketing, labeling, distribution or use of the NASI Products; provided, however, that NASI shall not be required to indemnify NOMOS with respect to any such claim, liability, loss, cost, action, suit, damage or expense hereunder to the extent covered by NOMOS' indemnification obligation in Section 6.2, or which arises from NOMOS' negligent act or omission or intentional misconduct or that of any NOMOS Affiliate.

          6.2   Indemnification by NOMOS.    NOMOS shall defend, indemnify and hold NASI and its affiliates, and their respective officers, directors, employees, successors and assigns, harmless from and against any and all claims, liabilities, losses, costs, actions, suits, damages and expenses (other than special, incidental, consequential or punitive damages, but including reasonable attorneys' fees and costs) arising out of: (a) any breach by NOMOS of any representation, warranty or covenant contained in this Agreement; (b) the infringement or alleged infringement of any patent, trademark or other intellectual property rights of a third party by its activities with respect to the NOMOS Products or Trademark in accordance with the terms and conditions of this Agreement; (c) any personal injury (including death) and/or property damage resulting from the handling, possession or use of the NOMOS Products; (d) any claims by third parties relating to the performance or nonperformance of NOMOS' obligations under this Agreement; and (e) any other liability arising out of the manufacture, marketing, labeling, distribution or use of the NOMOS Products; provided, however, that NOMOS shall not be required to indemnify NASI with respect to any such claim, liability, loss, cost, action, suit, damage or expense hereunder to the extent covered by NASI's indemnification obligation in Section 6.1, or which arises from NASI's negligent act or omission or intentional misconduct or that of any NASI Affiliate.

          6.3   Insurance.    Each party shall maintain insurance (either through purchase of a policy form a nationally recognized third party insurer or through maintenance of a self-insurance program) against such risks and upon such terms (including coverages, deductible limits and self-insured retentions) as is customary for the activities to be conducted by such party under this Agreement and is appropriate to cover its indemnification obligations hereunder.

        7.     Representations and Warranties.

          7.1   By NASI.    NASI represents and warrants to NOMOS that:

            (a)   the execution, delivery and performance of this Agreement by NASI does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which NASI is a party;

            (b)   the execution, delivery and performance of this Agreement by NASI does not require the consent of any Person or the authorization of (by notice or otherwise) any governmental or regulatory authority;

            (c)   the rights granted by NASI to NOMOS hereunder do not conflict with any rights granted by NASI to any third party;

            (d)   its services hereunder will be provided in a professional, ethical and competent manner; and

            (e)   it has reviewed the available safety data relating to the NASI Products and has no reason to believe the NASI Products are not safe.

          7.2   By NOMOS.    NOMOS represents and warrants to NASI that:

            (a)   the execution, delivery and performance of this Agreement by NOMOS does not conflict with, or constitute a breach of or under, any order, judgment, agreement or instrument to which NOMOS is a party;

            (b)   the execution, delivery and performance of this Agreement by NOMOS does not require the consent of any Person or the authorization of (by notice or otherwise) any governmental or regulatory authority;

            (c)   the rights granted by NOMOS to NASI hereunder do not conflict with any rights granted by NOMOS to any third party;

            (d)   its services hereunder will be provided in a professional, ethical and competent manner; and

            (e)   it has reviewed the available safety data relating to the NOMOS Products and has no reason to believe the NOMOS Products are not safe.

        8.     Notices.    Except as otherwise specifically provided herein, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered post, nationally recognized overnight courier or confirmed facsimile transmission to a party (followed by hard copy by mail) or delivered in person to a party at the address or facsimile number set out below for such party or such other address as the party may from time to time designate by written notice to the other:

        If to NASI:

    North American Scientific, Inc.
    20200 Sunburst Street
    Chatsworth, California 91311
    Attention: David King, Esq.
    Facsimile: (818) 734-5837

        If to NOMOS:

    NOMOS Corporation
    200 West Kensinger Drive, Suite 100
    Cranberry Township, Pennsylvania 16006
    Attention: John W. Manzetti, President
    Facsimile: (724) 741-8600

        Any such notice or other document shall be deemed to have been received by the addressee three (3) business days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by overnight courier, by hand or is given by facsimile, simultaneously with the transmission or delivery thereof.

        9.     Miscellaneous Provisions.

          9.1   Binding Effect; Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither party shall assign or otherwise transfer this Agreement or any interest herein or right hereunder without the prior written consent of the other party, and any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder shall be void and of no effect.

          9.2   Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          9.3   Entire Agreement; Amendment.    This Agreement contains all of the terms agreed to by the parties regarding the subject matter of this Agreement and supersede any prior agreements, understandings or arrangements between them, whether oral or in writing. This Agreement may not be amended, modified, altered or supplemented except by means of a written agreement or other instrument executed by both of the parties hereto. No course of conduct or dealing between the parties shall act as a modification or waiver of any provisions of this Agreement.

          9.4   Severability.    In the event that any of the provisions or a portion of any provision of this Agreement are held to be invalid, illegal or unenforceable by a court of competent jurisdiction or a governmental authority, such provision or portion of provision shall be construed and enforced as if it had been narrowly drawn so as not to be invalid, illegal or unenforceable and the validity, legality and enforceability of the enforceable portion of any such provision and the remaining provisions shall not be adversely affected thereby.

          9.5   Relationship of the Parties.    The parties hereto are acting and performing as independent contractors. Nothing in this Agreement creates a partnership or joint venture relationship. All financial obligations associated with each party's business shall be the sole responsibility of such party.

          9.6   Public Announcements.    The form and content of any public announcement to be made by one party regarding this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of the other party (which consent shall not be unreasonably withheld, delayed or conditioned), except as may be required by applicable law (including, without limitation, disclosure requirements of NASDAQ or any other stock exchange) in which event the party making the announcement shall endeavor to give the other party reasonable advance notice and review of any such disclosure.

          9.7   Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly executed this Agency Agreement as of the first date written above.

NORTH AMERICAN SCIENTIFIC, INC.
By:	/s/ L. MICHAEL CUTRER L. Michael Cutrer President and Chief Executive Officer
NOMOS CORPORATION
By:	/s/ JOHN W. MANZETTI John W. Manzetti President and Chief Executive Officer

Schedule A

List of NASI Products

  •
  MED 3631A/M—I-125 brachytherapy seed (trade name Prospera® I-125).

  •
  MED 3633—Pd-103 brachytherapy seed (trade name Prospera® Pd-103).

  •
  RTP Products, including steppers, stablizers, and all accessory products.

        NASI Products, for purposes of commission calculations, do not include charges for services provided by outside vendors, such as pre-loading needles, placing seeds in strand, and sterilization services.

Schedule B

List of NOMOS Products

  •
  PEACOCK®, an intensity modulated radiation therapy (IMRT) planning and delivery system, which includes CORVUS® and NOMOS' own multileaf collimator, MIMiC®, which is able to shape or conform radiation to fit the size and shape of a tumor target while dramatically reducing exposure to nearby healthy tissue.

  •
  CORVUS®, an IMRT inverse treatment planning system, which is a software-based product for delivering the prescribed dose to the identified target while limiting dose to sensitive structures.

  •
  BAT®, an imaged guided radiation therapy (IGRT) product that uses ultrasound to confirm the location of target organs or tumors within the patient's body prior to a radiation therapy treatment.

  •
  AutoCrane®, NOMOS' patient positioning product.

  •
  Other various accessory products.

QuickLinks

  Exhibit 10
AGENCY AGREEMENT
RECITALS
AGREEMENT
  Schedule A
List of NASI Products
  Schedule B
List of NOMOS Products